UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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EAST FORK BIODIESEL, LLC

2108 140th Avenue

P.O. Box 21

Algona, IA 50511

Telephone: (515) 395-8888  NOTICE OF ANNUAL MEETING OF MEMBERS

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting of Members

to be held on March 20, 2009

January 28, 2009

Dear Members:

We look forward to your participation either in person or by proxy at the 2009 Annual Meeting of Members of East Fork Biodiesel, LLC, an Iowa limited liability company. We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Friday, March 20, 2009, at 10:00 a.m. Central Time.

At this year’s annual meeting, the agenda includes the following:

	Agenda Items	Board Recommendation
(1)	Election of Directors	FOR

(2)	In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any postponement or adjournment thereof	FOR

Please refer to the enclosed 2009 Proxy Statement (Proxy Statement) for detailed information on each of the proposals and the annual meeting.

The Proxy Statement and 2008 Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, are available at www.eastforkbiodiesel.com.

If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting, please contact Terri Tweedy at (515) 395-8888 or at Terri.Tweedy@eastforkbiodiesel.com.

All members are cordially invited to attend the 2009 Annual Meeting in person. However, it is important that your units be represented whether or not you plan to attend to assure the presence of a quorum. The board of directors requests that you promptly vote by marking, signing and dating the enclosed proxy card. You can return your proxy card to us:  (a) in the envelope provided or (b) via facsimile at (515) 395-8891. For your proxy card to be valid, it must be received by us no later than 9:00 a.m. Central Time on March 20, 2009. If you attend the meeting and your units are registered in your name, if you desire you may withdraw your proxy card at that time and vote your units in person.

Sincerely yours,

Chris L. Daniel
Chief Executive Officer

i

EAST FORK BIODIESEL, LLC
PROXY STATEMENT

The Board of Directors (our Board) of East Fork Biodiesel, LLC (East Fork) solicits your proxy for the 2009 Annual Meeting of Members and any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Members.” We will hold the meeting at our plant, 2108 140th Avenue, Algona, IA 50511, on Friday, March 20, 2009, at 10:00 a.m. Central Time. Our principal executive offices are located at 2108 140th Avenue, Algona, IA 50511.

References to 2008, 2009 and the like relate to the fiscal year ended in September.

Record Date	February 1, 2009

Quorum

At least 30% of the issued and outstanding membership units must be present in person or by proxy. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.

Units Outstanding	49,159 membership units issued and outstanding as of December 31, 2008

Voting by Proxy	Mail or facsimile (facsimile number: (515) 395-8891)

Voting in Person

Registered holders can vote in person at the time the proxy cards are collected at the Annual Meeting. Beneficial owners must obtain a proxy from their brokerage firm, bank or other holder of record and present it to the inspector of elections with their ballot. Voting in person will replace any previous votes submitted by proxy.

Changing Your Vote

Registered holders may revoke their proxy at any time before the proxy cards are collected at the Annual Meeting by submitting a later-dated vote in person at the annual meeting, or before the meeting via facsimile or mail. If your units are held for you by a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals

Each membership unit outstanding on the record date is entitled to one vote on each of the three director nominees and one vote for the other proposal listed in our Notice of Annual Meeting of Members. Election of our director nominees and adoption of the other proposal will each require the affirmative vote of a majority of the membership units represented at the annual meeting in person or by proxy, a quorum being present.

Effect of Abstentions

For election of our director nominees and adoption of the other proposal listed in our Notice of Annual Meeting of Members, units voted “abstain” effectively count as votes AGAINST the director nominee and AGAINST adoption of the other proposal.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Voting Results	We will report final results at www.eastforkbiodiesel.comand in our Quarterly Report on Form 10-Q.

PROPOSAL 1 - ELECTION OF DIRECTORS

Three directors are to be elected to hold office for a three-year term expiring at the Annual Meeting in 2012. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected.

If you submit proxy voting instructions but do not direct how to vote on the election of the nominees, the persons named as proxies intend to vote for each nominee. If, as a result of circumstances not now known, any of the nominees will be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees, including business experience for at least the last five years, is set forth below.

Nominees for Election as Directors with Terms Expiring in 2012

Michael L. Kohlhaas, Age 55, Director since 2006 and our Non-Employee Secretary

Mr. Kohlhaus is and has been the owner and operator of the Mike Kohlhaus Farm since 1973. He has been a director since January 26, 2006. He is a member of our Executive Committee.

Jack W. Limbaugh, Jr., Age 51, Director since 2006 and our Non-Employee Treasurer

During the past five years, Mr. Limbaugh has been the owner and operator of Jack’s O.K. Tire Service in Algona, Iowa. He has been one of our directors since January 26, 2006. He is also a director of Farmer’s State Bank of Algona, Iowa. He is a member of our Executive Committee.

Daniel Muller, Age 49, Director since 2006

Mr. Muller has been a self-employed farmer for 20 years. He has been a director since January 26, 2006. He is a member of our Nominating Committee and Hedging Committee.

Vote Necessary to Approve Each Nominee

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of each nominee listed in Proposal 1. Units present at the meeting and voting “abstain” effectively count as votes against the nominee.

* * * *

The Board of Directors recommends a vote FOR Proposal 1 for the election of each of the nominees listed above.

Incumbent Directors with Terms Expiring in 2010

Michael L. Duffy, Age 58, Director since 2006

During the past five years, Mr. Duffy has been Chief Executive Officer of Per Mar Security and Research Corp., and in such position he has financial oversight responsibilities.  Per Mar is a midwest security services company based in Davenport, Iowa. Per Mar has 1,900 employees and serves 41,000 customers. Mr. Duffy has served as a director since January 26, 2006. He is Chairman of our Audit Committee.

Allen A. Kramer, Age 51, Director since 2006

During the past five years, Mr. Kramer has been a self-employed farmer, farming 400 acres in Kossuth County, Iowa, and operated a feeder pig finishing operation. Also, he received his real estate license in May 2006, and since May 2006 he has worked as a real estate agent for Farm & Home Services in Algona, Iowa. Mr. Kramer has been a director since January 26, 2006. He is Chairman of our Nominating Committee and a member of our Audit Committee.

Dean Ulrich, Age 48, Director since 2006, and our Non-Employee Vice President

Beginning in 2005, Mr. Ulrich investigated the acquisition of various businesses, culminating in his purchase of Pixler Electric, a Spencer, Iowa electric contractor in September 2007. He is President of Pixler Electric. From November 1987 until December 2004, Mr. Ulrich was Vice President of Ventura Coastal Corp., a food manufacturer, in Ventura, California, responsible for all of its agricultural production, maintenance, personnel, quality control, warehousing, traffic and drawback departments. He has served as a director since January 26, 2006. He is a member of our Executive Committee and Hedging Committee.

Incumbent Directors with Terms Expiring in 2011

Lennon Brandt, Age 52, Director since 2006

During the past five years, Mr. Brandt has been a self-employed farmer and President and Treasurer of Lennon Brandt Enterprises, Inc., a farming corporation. Mr. Brandt has served as a director since January 26, 2006. He is a member of our Audit Committee and Nominating Committee.

Kenneth M. Clark, Age 64, Director since 2006 and our Non-Employee President

During the past five years, Mr. Clark has owned Clark Farms, Algona, Iowa, and made all management decisions for its grain farming operations in Kossuth County, Iowa, Wayne County, Iowa, Poweshiek County, Iowa, and LaRue County, Kentucky; he has owned KMC Consultants, Ltd., Algona, Iowa, which advises farmers and assists start-up businesses and operations; and has been licensed in Iowa as a real estate agent for farms and farmland. Mr. Clark has served as a director since January 26, 2006. He is a member of our Executive Committee and Hedging Committee.

James A. Meyer, Age 73, Director since 2006 and our Non-Employee Chairman of the Board

Mr. Meyer is and has been owner and operator of the Meyer Farm since March, 1966. Mr. Meyer has served as a director since January 26, 2006. He is Chairman of our Board of Directors and Chairman of our Executive Committee.

Executive Officers

Chris L. Daniel, age 44, our Non-Employee Chief Executive Officer since September 15, 2008

Since 2006 and until joining East Fork, Mr. Daniel served as General Manager of Northern Bio Energy, Huxley, IA, a start-up renewable fuels company focused on establishing facilities and partnerships for biodiesel production. Between 2005 and 2006, he served as General Manager of Western Iowa Energy, Wall Lake, IA, a biodiesel producer. From 1992 through 2005 he served in various capacities with Bandag Inc., Muscatine, IA, a provider of truck tire re-treading materials, including Project Manager of Business Process Redesign from 2002 through 2005. Mr. Daniel works for us an employee of Renewable Fuels, LLC (Renewable Fuels) under the terms of our 2008 Management Services Agreement (Renewable Fuels Management Agreement) with Renewable Fuels.

Our Operating Agreement requires that East Fork have the following officers:  president, vice president, secretary and treasurer. Each of these required officer positions is currently filled by a non-employee director who receives no compensation for such service. Given East Fork's financial condition and its four current employees, the Board of Directors has determined that it would not be in the best interest of East Fork and its members to hire employees with the necessary qualifications to fill the four required officer positions so that non-employee directors would not have to serve as officers of East Fork.

Significant Employees

Lance White, Age 61, our Non-Employee Operations Manager since 2007

Mr. White previously worked in manufacturing pharmaceuticals, polymers and specialty fine chemicals. He obtained a bachelors degree in chemical engineering from the City College of New York and a master’s degree from the University of Cincinnati. Mr. White works for us as an employee of Renewable Energy Group, LLC (Renewable Energy Group) under the terms of our 2006 Management and Operational Services Agreement (REG Operational Agreement).

CORPORATE GOVERNANCE

Board of Directors

The Board oversees, counsels and directs management in the long-term interests of East Fork and our members. The Board’s responsibilities include: (a) selecting and evaluating the performance of the Chief Executive Officer (CEO) and other key employees; (b) reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions; (c) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (d) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics.

Director Independence

Each of the following non-employee directors are “independent” directors in accordance with the published listing requirements of the NASDAQ (except that our non-employee directors are filling the four officer positions required by our Operating Agreement) and, in the case of the Audit Committee, the rules of the Securities and Exchange Commission (SEC): Michael L. Kohlhaas, Jack W. Limbaugh, Jr., Daniel Muller, Michael L. Duffy, Allen A. Kramer, Dean Ulrich, James A. Meyer, Kenneth M. Clark and Lennon Brandt. East Fork is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association.

East Fork’s Board of Directors met 18 times in 2008. Our Board of Directors currently has five committees: Executive Committee, Audit Committee, the Board of Directors in its capacity as the Compensation Committee, Hedging Committee and Nominating Committee.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served in 2008. All directors are expected to attend each meeting of East Fork’s Board of Directors and the committees on which they serve and are also expected to attend our annual meetings of members.

East Fork maintains a corporate governance page on its website, which includes East Fork’s current Operating Agreement, Code of Ethics and charter for the Audit Committee and Nominating Committee of the Board of Directors. The corporate governance page can be found at www.eastforkbiodiesel.com by clicking on “Governance.” The documents noted above will also be provided without charge to any member who requests them by making a written request to East Fork, at the address shown on the cover of this Proxy Statement. Any changes to these documents, and any waivers granted by East Fork with respect to its Code of Ethics, will be posted on East Fork’s website.

East Fork also posts on its website its 2008 Annual Report on Form 10-KSB, as filed with the SEC. The Annual Report to Members can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance.” East Fork has furnished a printed copy of the 2008 Annual Report on Form 10-KSB to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of units entitled to be voted at the meeting.

Audit Committee

As described more fully in our Audit Committee charter, the purpose of the Audit Committee is to assist the Board in its general oversight of East Fork’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation, and integrity of East Fork’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations.

Our Audit Committee met five times in 2008. The members of the Audit Committee are directors Duffy, who chairs the committee, Brandt and Kramer. None of these directors is an officer of East Fork. The Audit Committee is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Each member of our Audit Committee is independent within the definition of independence provided by NASDAQ and SEC rules.

East Fork does not currently have a member of the Audit Committee who meets the SEC’s qualifications to be an “audit committee financial expert” and who is willing to assume the responsibility for being named as such expert. Since we became a public company subject to the rules of the Securities Exchange Act of 1934, as amended (Exchange Act), we have not been able to attract an Audit Committee financial expert given our financial condition, suspension of directors fees and the limited number of people possessing such qualifications willing to serve on the board of directors and audit committee of a public company. However, the Board determined that each Audit Committee member has at a minimum sufficient knowledge in reading and understanding East Fork’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described in detail in “Report of the Audit Committee of the Board of Directors” and the Audit Committee’s charter.

McGladrey & Pullen, LLP, East Fork’s independent registered public accounting firm, is responsible for performing an independent audit of East Fork’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of East Fork’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing East Fork’s independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Compensation Committee

For 2008, our entire Board of Directors served as the Compensation Committee.

The Board of Directors, in its capacity as East Fork’s Compensation Committee, has direct responsibility with respect to the compensation of our directors and executive officers and oversees the Chief Executive Officer’s recommendations for compensation of our other employees. The Compensation Committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs. As of September 30, 2008, we had four (4) full-time employees, plus our Operations Manager provided by Renewable Energy Group and our Chief Executive Officer provided by Renewable Fuels. None of our employees is covered by a collective bargaining agreement.

The Board did not meet solely to discuss compensation-related issues in 2008. However, compensation issues were addressed as necessary at regular Board meetings. It is the Board's policy that compensation matters pertaining to one or more interested directors requires that each director recuse himself from any action on individual compensation related to him and such compensation determined by a majority of the independent directors. In 2008, the Board did not utilize a compensation consultant.

Although our Compensation Committee was created by the Board in October 2007, East Fork has few compensation matters concerning directors and executive officers because our current management personnel are not employees of East Fork. In September 2008, our Board appointed Chris L. Daniel to serve, in the discretion of our Board, as our Chief Executive Officer. His responsibilities include providing the strategic direction and overall management of our business, including the management of our relationship with Renewable Energy Group. We are party to a Renewable Fuels Management Agreement with Mr. Daniel’s employer, Renewable Fuels, which is responsible for his compensation and benefits.

The overall day-to-day operations management of our facility is the responsibility of Renewable Energy Group under the terms of our REG Operational Agreement. We pay Renewable Energy Group for providing us with our general manager and our operations manager of our plant, who are employees of Renewable Energy Group. Since our plant is not operating, we have not requested that Renewable Energy Group provide us with our general manager, as provided under the REG Operational Agreement.

Also, although our Board of Directors administers our NonQualified Deferred Compensation Plan and 2007 Unit Appreciation Plan, there were no deferrals under the NonQualified Deferred Compensation Plan and no awards under the 2007 Unit Appreciation Plan in 2008 because of our current financial situation.

Accordingly, the Board determined it should serve as the Compensation Committee and that a Compensation Committee Charter would not be developed until East Fork’s compensation matters become more involved.

Nominating Committee

Our Nominating Committee met once in 2008. The members of the Nominating Committee are directors Kramer, who chairs the committee, Brandt and Muller.

Under our Nominating Committee Charter, the Committee’s functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board of Directors and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees. The Nominating Committee is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Each member of our Nominating Committee is independent within the definition of independence provided by NASDAQ rules.

The Nominating Committee reviews the composition of the Board of Directors anticipated openings and whether the addition of directors with particular experiences, skills or characteristics would make the Board of Directors more effective. The Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess. Rather, the Nominating Committee seeks directors who possess integrity and other character traits, broad experience, expertise in their field, capacity to understand East Fork’s business, a willingness to devote adequate time to duties of the Board of Directors and the ability to make independent judgments. The Nominating Committee also considers if a potential nominee will otherwise qualify for membership on the Board of Directors and if the potential nominee will satisfy independence requirements of NASDAQ and the SEC. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board of Directors.

Consideration of a nominee for the Board of Directors typically involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. In general, nominees are suggested by members of the Board of Directors. The Nominating Committee then meets to consider and approve the final nominees, and either makes its recommendation to the Board of Directors to fill a vacancy, add an additional member or recommend a slate of nominees to the Board of Directors for nomination and election to the Board of Directors. Director nominees recommended by the Nominating Committee for election at an annual meeting of members are subject to approval by the full Board of Directors.

The Nominating Committee will consider nominees recommended by the members. The Nominating Committee evaluates nominees proposed by members using the same criteria as other nominees. A written nomination should be mailed or delivered to Allen Kramer, Chairman, Nominating Committee, in care of East Fork, at the address shown on the cover of this Proxy Statement. The nomination should include the member’s name, address and the number of units of East Fork’s membership units owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee’s principal occupation or employment and the number of units of East Fork’s membership units, if any, owned by the nominee, together with a statement indicating the nominee’s willingness to serve, if elected. To assist in the evaluation of nominees recommended by the members, the Nominating Committee may require the nominee to provide any additional information about the nominee as the Nominating Committee may determine appropriate or desirable, including information required to be disclosed in East Fork’s proxy statement under Regulation 14A of the Exchange Act. To be considered by the Nominating Committee for the slate recommended in the proxy statement for the 2010 Annual Meeting, members must submit the required information to Mr. Kramer on or after November 30, 2009 and no later than January 14, 2010.

Interested parties may communicate with the Board of Directors, the non-management directors as a group or the lead director by writing to James A. Meyer, our Chairman of the Board, in care of East Fork, at the address shown on the cover of this Proxy Statement.

Executive Committee

Our Executive Committee met twice in 2008. The members of the Executive Committee are directors Meyer, who chairs the Committee, Clark, Kohlhaas, Limbaugh and Ulrich. The Executive Committee may exercise the authority of the Board of Directors between its meetings, except to the extent that the Board has delegated authority to another committee or to other persons and except as limited by applicable law.

Hedging Committee

Our Hedging Committee did not meet in 2008. The members of the Hedging Committee are directors Clark, Muller and Ulrich. Since our Board, with the assistance of Renewable Energy Group, is responsible for making hedging decisions, the Board has created the Hedging Committee made up of directors to address our hedging needs. The Hedging Committee also consults with Renewable Energy Group on hedging decisions. Exposure to commodity price risk results from our dependence on soybean oil in the biodiesel production process. Before we idled our plant, we sought to minimize the risks from fluctuations in the prices of soybean oil and the price of biodiesel through the use of hedging instruments, as permitted under our hedging and risk management policy.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

On November 19, 2007, the Board of Directors decided to defer payment to our directors of fees for Board of Directors and committee meetings for the period September 1, 2007 through the present, in light of our current financial situation. As a result, no director received fees in 2008 for service on the Board of Directors or any of its committees.

Prior to such time, non-employee directors received $400 for each Board of Directors meeting attended, in person or telephonically, and $40 per hour for meetings of any committee of the Board of Directors. Also, we reimburse our directors for their mileage at the standard IRS rate and expenses related to their service as our directors.

The following table summarizes 2008 non-employee director compensation:

Name	Fees Earned or Paid in Cash	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(1)		(2)
Lennon Brandt	$0	$0	$ 0	$0
Michael L. Duffy	0	0	0	0
Michael L. Kohlhaas	0	0	0	0
Allen A. Kramer	0	0	0	0
Jack W. Limbaugh, Jr.	0	0	0	0
Akshay Mahadevia	0	0	0	0
Dale Mechler	0	0	0	0
James A. Meyer	0	0	0	0
Daniel Muller	0	0	0	0
Larry Sterk	0	0	0	0
Dean Ulrich	0	0	0	0

(1)

Includes all non-employee directors who served in 2008, except for Kenneth M. Clark, whose compensation appears in the “Summary Compensation Table” below. Dale Mechler, Akshay Mahadevia and Larry Sterk, three of our former directors, retired from the Board on August 26, 2008, after adjournment of our Annual Meeting of Members. For 2008, no director received compensation except, Mr. Clark has earned $27,000 in cash compensation. This compensation is paid in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants, Ltd. for Mr. Clark’s service as a non-employee consultant, including service as our full-time interim general manager at the rate of $3,000 per month.

(2)

No cash compensation for participating directors received during 2008 was deferred under the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan, a supplemental deferred compensation plan for the benefit of all members of our Board of Directors.

2009 Compensation

In light of our current financial situation, we expect no fees will be paid to our directors for Board of Directors and committee meetings in 2009. However, if East Fork’s financial situation improves, the directors will be paid for all fees properly earned during this period.

Director Deferred Compensation Plan

In September 2007, East Fork’s Board adopted the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan (the Director Plan). East Fork’s Director Plan is a supplemental deferred compensation plan for the benefit of all members of the Board of Directors. Under our Director Plan, participants are permitted to make elective deferrals of all or any portion of their compensation and East Fork may, but is not required to, make discretionary contributions to each participant’s account. All participant deferral and our contributions are credited to individual participant accounts as a bookkeeping entry on the records of East Fork. The participants are further credited with interest earnings on their individual accounts equal to 1% below the national prime rate as reported from time to time in The Wall Street Journal. The participants are 100% immediately vested in their deferral and our contribution accounts.

Benefits under the Director Plan are to be paid upon:

•	separation from service from East Fork;
•	death;
•	disability; or
•	change in control of East Fork due to a change in our ownership, in our effective control or in the ownership of a substantial portion of our assets.

All payments are to be made within 30 days of the occurrence of a designated payment event. Payment is to be made in cash, as elected by the participant, in lump sum or in quarterly installments for a period not to exceed 10 years.

For 2008, no deferrals of compensation were made to the Director Plan.

EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2008 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	0	$0.00	0
Equity compensation plans not approved by security holders	2,000(1)(2)	$0(1)(2)	0(1) (2)

(1)

In April 2008, in connection with an individual compensation arrangement, our Board of Directors authorized the issuance of 2,000 units valued at $1,000 per unit to REG Ventures, LLC in lieu of cash payment of $2,000,000 for construction services East Fork received from REG Construction Services under our 2007 Design-Build Agreement.  The Board of Directors determined the $1,000 per unit price was consistent with our June 2006 Iowa registered offering of membership units (amended September 2006) at a sale price of $1,000 per unit.  We are party to the REG Operational Agreement with Renewable Energy Group.  The REG Operational Agreement covers our start-up management and operational services.  Renewable Energy Group provides for the overall management of our plant, provides us with our general manager and our operations manager of our plant, acquires feedstock and basic chemicals necessary for the operation of our plant and performs the administrative, sales and marketing functions for our plant.  Renewable Energy Group and REG Ventures, LLC are affiliates.

(2)

Subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.  The Renewable Fuels Management Agreement has an initial term of two (2) years, subject to earlier termination by a party upon a change of control, bankruptcy or insolvency of or uncured material breach by the other party and by East Fork if Mr. Daniel ceases to be available, fails to perform or East Fork ceases or suspends production of the plant, each as described in the Renewable Fuels Management Agreement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of September 30, 2008, we know of no person (including any group) who owns beneficially more than 5% of our membership units.

The following table sets forth our membership units beneficially owned as of September 30, 2008 by each of our directors and our named executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Amount and Nature of
	Name and Address of	Beneficial	Percent of
Title of Class	Beneficial Owner	Owner	Class

Membership Units	Kenneth M. Clark c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	330 units(1)	* %

Membership Units	Michael L. Duffy c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	500 units(1)	1.02*

Membership Units	Michael L. Kohlhaas c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	30 units	*

Membership Units	Lennon Brandt c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	280 units(2)	*

Amount and Nature of
	Name and Address of	Beneficial	Percent of
Title of Class	Beneficial Owner	Owner	Class

Membership Units	Allen A. Kramer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	45 units(3)	*

Membership Units	Jack W. Limbaugh, Jr. c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	85 units(4)	*
Membership Units	James A. Meyer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	110 units(1)(5)	*

Membership Units	Daniel Muller c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(1) (6)	*

Membership Units	Dean Ulrich c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	155 units(7)	*

Membership Units	Chris Daniel c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	-	*

All directors and executive officers as a group:		1,835 units	3.74%

                                                     * Less than one percent of the units outstanding.

(1)

The following directors disclaim beneficial ownership of the following units included above: Mr. Clark – 110 units held by his spouse; Mr. Duffy – 210 units held by Shamrock Properties, LLC of which Mr. Duffy’s seven children are the members and his daughter, Brianna L. Duffy, is the sole manager of Shamrock and charged with management of the business, including voting of and investment authority over the units; 100 units held by his spouse as trustee of a family trust and 190 units held by Holy Cow L.L.C., of which Mr. Duffy is an officer and equally shares voting and investment power; and Mr. Meyer – 20 units held by his spouse.

(2)	Includes 250 units held by Lennon Brandt Enterprises, of which Mr. Brandt is the majority owner and has sole voting and investment power, and 30 units held by his spouse.

(3)	Includes 30 units held in joint tenancy with his spouse with respect to which Mr. Kramer has sole voting and investment power.

(4)	Includes 35 units held in joint tenancy with his spouse with respect to which Mr. Limbaugh has sole voting and investment power.

(5)	Reflects 110 units pledged to United Bank of Iowa.

(6)	Includes 150 units held in joint tenancy with his spouse with respect to which Mr. Muller has sole voting and investment power, all of which are pledged to Iowa State Bank.

(7)	Held in a family trust, of which Mr. Ulrich has sole voting and investment power.

EXECUTIVE COMPENSATION

Compensation Overview

In September 2008, our Board appointed Chris L. Daniel to serve as our Chief Executive Officer. His responsibilities include, as part of his service as our Chief Executive Officer, providing the strategic direction and overall management of our business, including the management of our relationship with Renewable Energy Group. Renewable Fuels is responsible for all of Mr. Daniel's compensation and benefits under the Renewable Fuels Management Agreement.

East Fork will pay Renewable Fuels a flat fee of $20,000.00 per month to be paid regardless of the gallons of biodiesel produced for the first 12 months of the Renewable Fuels Management Agreement. The fee structure of the Renewable Fuels Management Agreement will be reviewed in 12 months to determine if adjustments are necessary. Subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.  The Renewable Fuels Management Agreement has an initial term of two (2) years, subject to earlier termination by a party upon a change of control, bankruptcy or insolvency of or uncured material breach by the other party and by East Fork if Mr. Daniel ceases to be available, fails to perform or East Fork ceases or suspends production of the plant, each as described in the Renewable Fuels Management Agreement.

Kenneth M. Clark, East Fork’s President and one of our directors, was one of our paid non-employee consultants from January 1, 2008 until September 30, 2008, a portion of which he served as our full-time interim general manager. For 2008, East Fork paid KMC Consultants, Ltd. $27,000 in cash compensation for such service. This payment is in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants, Ltd. for management and coordination services performed by Mr. Clark at the rate of $3,000 per month.

During 2007, the Board of Directors authorized payment to KMC Consultants, Ltd. of a cash bonus of $66,000 for Mr. Clark's general management and administrative, oversight and other related services to us (including pre-incorporation services) for the period from October 1, 2005 to February 28, 2007. Also, KMC Consultants, Ltd. received a total of $6,228 on a prorated hourly rate for Mr. Clark's service as our part-time interim general manager from March 1, 2007 to July 31, 2007.

Mr. Clark's service as one of our non-employee consultants ended September 30, 2008. He continues as our non-employee director and President.

For 2007, our then principal financial officer was our Treasurer, Dale Mechler, a non-employee director, who retired from the Board of Directors on August 26, 2008. On February 19, 2007, our Board of Directors authorized payment to Mr. Mechler of a cash bonus of $2,000 for management and administrative services provided to us in 2007.

In 2008 and 2007, we had no executive officers whose total compensation, as adjusted, exceeded $100,000.

Under our REG Operational Agreement with Renewable Energy Group, we pay Renewable Energy Group for providing us with our general manager and our operations manager at our plant, who are employees of Renewable Energy Group. Since our plant is not operating, we have not requested that Renewable Energy Group provide us with our general manager, as provided under the REG Operational Agreement.

The following table summarizes the 2008 compensation of our named executive officers (NEOs):

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total

Chris L. Daniel	2008	$0	$0	$0	$0(2)
Chief Executive Officer
	2007	$0	$0	$0	$0

Kenneth M. Clark President	2008	$27,000(3)	$0	$0	$27,000
	2007	$6,228(3)	$66,000(3)	$2,400	$74,628

(1)	Reflects Board of Directors meeting fees of $400 per meeting.

(2)

In September 2008, the Board appointed Chris L. Daniel to serve as our Chief Executive Officer. Chris L. Daniel follows Kenneth M. Clark, who continues to serve as our President. Mr. Daniel is an employee of Renewable Fuels, who is responsible for all of his compensation and benefits. East Fork will pay Renewable Fuels a flat fee of $20,000.00 per month (prorated for the first month of the Renewable Fuels Management Agreement) to be paid regardless of the gallons of biodiesel produced for the first 12 months of the Renewable Fuels Management Agreement. For 2008, East Fork paid Renewable Fuels $15,455. Subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.

(3)

Compensation of $27,000 was paid in 2008 in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants, Ltd. for management and coordination services performed by Mr. Clark as one of our non-employee consultants from January 1, 2008 until September 30, 2008, a portion of which he served as our interim general manager at the rate of $3,000 per month. In 2007, KMC Consultants, Ltd. received compensation of $6,228 on a prorated hourly rate of approximately $18.00 per hour for part-time service by Mr. Clark from March 1, 2007 – July 31, 2007 as our part-time interim general manager. Includes cash bonus of $66,000 to Mr. Clark paid to his firm, KMC Consultants, Ltd., determined by the Board of Directors for management and administrative oversight and other related services to us (including pre-incorporation services) as a non-employee consultant for the period October 1, 2005 – February 28, 2007.

2009 Compensation

For 2009, no executive officer is expected to receive compensation, except East Fork will pay Renewable Fuels for Mr. Daniel's services according to the terms of the Renewable Fuels Management Agreement.

Outstanding Equity Awards at Fiscal Year-end

For 2008, we have no outstanding equity awards for our NEOs. However, subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels, the employer of our Chief Executive Officer, Chris L. Daniel, through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.

Unit Appreciation Plan

In September 2007, our Board of Directors adopted the East Fork Biodiesel, LLC 2007 Unit Appreciation Plan (the Unit Plan). The Unit Plan allows our Board, through a designated administrative committee of our Board (the Administrative Committee), to award incentive compensation opportunities, namely our unit appreciation rights (Rights), to members of our Board and key employees. The Rights consist of the right of designated participants to receive cash, at certain designated times following an award, equal to the excess of the fair market value of the Rights on the date of the Award over the fair market value of the Rights on the date of valuation or sale. All Rights awarded under our Unit Plan are subject to a 4-year vesting schedule, except that all Rights are immediately 100% vested upon a participant’s:

(a)	death;
(b)	disability;
(c)	change in control of East Fork due to change in ownership, change in effective control of East Fork or change in ownership of a substantial portion of the assets of East Fork; or
(d)	retirement of a participant following 5 years of service and attainment of age 65.

Rights are immediately forfeited, whether vested or unvested, upon the conviction of a felony relating to a participant’s employment with us and are forfeited to the extent a Right is unvested upon termination of employment for cause.

Benefits from the Rights granted under our Unit Plan are to be distributed following the termination date of the Participant in five equal annual installments; provided, however, if a participant elects, the payment can be made in a single lump sum or in equal installments over 5, 10, 15 or 20 years.

If a participant elects to change his payment election, the change must be (a) in writing and filed with the Administrative Committee at least 12 months prior to the date payment will be made to the participant and (b) the payments must be deferred at least five years.

A participant’s account will be immediately distributed in a single lump sum upon the participant’s death, disability, termination for cause or change in control of East Fork. Benefits under our Unit Plan are tied directly to the fair market value of the Rights on the date of the award and the date of payment. Therefore, the level of benefit is contingent on our membership units increasing in value.

For 2008, the Board of Directors awarded no units. As of December 31, 2008, there are no awards outstanding.

Benefits

Our NEOs do not receive any health or other insurance, retirement benefits (other than under East Fork’s Director Plan) or any perquisites. Our Chief Executive Officer, Mr. Daniel, is an employee of Renewable Fuels, who is responsible for all of his compensation and benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has procedures that apply to any transaction or series of transactions in which East Fork is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our units or immediate family member of any of the above. On an annual basis, each director, nominee for director and officers are required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. The charter of our Audit Committee provides that the Audit Committee is responsible for review, approval or ratification of related-person transactions. Though we have no written policy, it is the practice of our Audit Committee to approve such transactions only if it deems it to be in the best interests of East Fork. When considering a transaction, the Audit Committee will review all relevant factors including our rationale for entering into a related-party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to East Fork as would be the case were the transaction entered into with a third party and potential for an actual or apparent conflict of interest. The Audit Committee reports its findings to the Board of Directors.

For 2008 and 2007 compensation authorized by the Board of Directors to East Fork’s President and director, Kenneth M. Clark, who served as a non-employee consultant and interim general manager, see “Executive Compensation” above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed East Fork’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process. East Fork’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management East Fork’s audited financial statements as of and for the fiscal year ended September 30, 2008. The Audit Committee has discussed with McGladrey & Pullen, LLP, its independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T regarding “Communications with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by PCAOB Rule 3600T regarding “Independence Discussions with Audit Committees”, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in East Fork’s Annual Report on Form 10-KSB are compatible with maintaining McGladrey & Pullen, LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee determined that the audited financial statements referred to above be included in the Annual Report on Form 10-KSB accompanying this Proxy Statement for the fiscal year ended September 30, 2008.

Audit Committee

Lennon Brandt

Michael L. Duffy (chair)

Allen A. Kramer

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP was designated by the Audit Committee to audit the consolidated financial statements of East Fork for the years ended September 30, 2007 and 2008. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting of members, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

For 2008 and 2007, McGladrey & Pullen, LLP and its affiliate, RSM McGladrey, Inc. (collectively McGladrey) performed the following professional services and received fees in the amounts indicated:

	2008	2007

Audit Fees(1)	$ 47,500	$ 34,797
Audit-Related(2)	10,030	5,330
Tax	30,544	11,904
All Other	-	-

Total	$ 88,074	$ 52,031

(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related financial statements and to such filings.
(2)	Audit-related fees were paid for assurance and other services reasonably related to the performance of the audit of the financial statements that are not reported under “Audit Fees.”

Prior to engagement of our independent registered public accounting firm to perform audit services for East Fork, such firm was pre-approved by the Audit Committee, serving as the Audit Committee.

One hundred percent (100%) of all audit services, audit-related services and tax services were pre-approved by our Audit Committee.

The Audit Committee has selected McGladrey as its independent registered public accountants for purposes of auditing the Financial Statements of East Fork for the year ending September 30, 2009.

The Report of the Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by East Fork under the Securities Act of 1933 (Securities Act) or Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference. This Report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

MEMBER PROPOSALS FOR 2010 ANNUAL MEETING

Members interested in submitting a proposal for inclusion in the proxy materials for the 2010 Annual Meeting may do so by following the rules prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, member proposals must be received by our Secretary, Mr. Kohlhaas, no later than September 30, 2009 at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail.

Members who want to bring business before the 2010 Annual Meeting of Members, other than through a member proposal in accordance with SEC rules, must notify our Secretary, Mr. Kohlhaas, in writing and provide the information required by the provisions of our Operating Agreement dealing with member proposals. The notice must be delivered to or sent by registered, certified or express mail and received at the address of East Fork shown on the cover of this Proxy Statement on or after November 30, 2009 and no later than January 14, 2010. The requirements for such notice are set forth in East Fork’s current Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.” Also, a copy of our current Operating Agreement may be obtained from our Secretary, Mr. Kohlhaas, at the address of East Fork shown on the cover of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file with the SEC an initial statement of beneficial ownership of our units on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2008 that each of the following directors and executive officers filed their initial statement of beneficial ownership on Form 3 three business days late:  Lennon Brandt, Kenneth M. Clark, Michael L. Duffy, Michael L. Kohlhaas, Allen A. Kramer, Jack W. Limbaugh, Jr., James A. Meyer, Daniel Muller, Dean Ulrich, Dale Mechler, Akshay Mahadevia and Larry Sterk.  Other than these exceptions, we believe that during 2008 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy in their discretion.

OTHER MATTERS

In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. We may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of membership units held of record and will reimburse such persons for their expenses. The cost of the solicitation of proxies will be borne by East Fork. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokerage houses, nominees, custodians and fiduciaries. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Proxy Statement contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Such risks, trends and other uncertainties, which in some instances are beyond our control, include: the impact of the current recession, the distressed economic environment of the biodiesel industry, continuing instability or disruptions in the credit and financial markets, our inability to secure working capital and capital improvement financing resulting in continued idling of our plant, our inability to generate cash liquidity from operations sufficient to service our significant debt levels and comply with our financial obligations under our credit agreement, our ability to make principal and interest payments and avoid a default under our credit agreement if our plant continues to remain idle, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, changes or elimination of government subsidiaries or incentives and legislative and regulatory developments and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Proxy Statement. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

EAST FORK BIODIESEL, LLC

2009 ANNUAL MEETING OF MEMBERS

FRIDAY, MARCH 20, 2009

10:00 a.m. Central Time

East Fork Biodiesel Plant

2108 140th Avenue

Algona, IA 50511

Telephone: (515) 395-8888

PROXY FOR MEMBERSHIP UNITS

This proxy is solicited by the Board of Directors for use at the 2009 Annual Meeting of Members held on March 20, 2009.

The membership units you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Kenneth M. Clark and James A. Meyer, and each of them, with full power of substitution, to vote your membership units on the matters shown on the reverse side and any other matters that may come before the 2009 Annual Meeting and any postponement or adjournment.

See reverse for voting instructions.

Subscription Agreement #

There are two ways to vote your Proxy

Your facsimile vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY FACSIMILE — (515) 395-8891— QUICK *** EASY *** IMMEDIATE

•	You may return your proxy card to us via facsimile at (515)395-8891 (not a toll free call) to vote your proxy 24 hours a day, 7 days a week, until 9:00 a.m. Central Time on Friday, March 20, 2009.
•	If you vote by Facsimile, please do not mail your proxy card.

VOTE BY MAIL

•

Mark, sign and date your proxy card and return it in the pre-stamped envelope we’ve provided addressed to East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We must receive your proxy card by 9:00 a.m. Central Time on Friday, March 20, 2009 for your vote to be counted.

If you vote by Phone or Facsimile, please do not mail your Proxy Card

1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR FACSIMILE AND MAIL VOTING INSTRUCTIONS

The Board of Directors recommends a vote FOR Items 1 and 2:

1.	Election of Directors

		For	Against	Abstain
01	Michael L. Kohlhaas	☐	☐	☐

02	Jack W. Limbaugh, Jr.	☐	☐	☐

03	Daniel Muller	☐	☐	☐

		For	Against	Abstain
2.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any postponement or adjournment thereof	☐	☐	☐

THIS PROXY when properly executed will be voted as directed or, if no direction is given, will be voted FOR each of the above items.

Address Change?	Mark Box	☐	Indicate changes below:

C. Authorized Signatures – Sign Here – You must sign this section for your instructions to be executed.

Date

Signature(s) in Box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

2